EXHIBIT 4.1

                       CONVERTIBLE SUBORDINATED DEBENTURE


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                          UCI MEDICAL AFFILIATES, INC.
                       CONVERTIBLE SUBORDINATED DEBENTURE
                    $1,500,000 PRINCIPAL AMOUNT DENOMINATION
                                 5-YEAR MATURITY
                            6.50% FIXED INTEREST RATE
                         ISSUANCE DATE: OCTOBER 6, 1997


         FOR VALUE RECEIVED, UCI MEDICAL AFFILIATES, INC., a Delaware corporation (the "Company"), hereby promises to pay to FPA MEDICAL MANAGEMENT, INC., a Delaware corporation, or registered assigns (the "Holder"), the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) on October 5, 2002, upon presentation and surrender of this Debenture at the principal offices of the Company at 1901 Main Street, Suite 1200, Columbia, South Carolina 29201, or at such other address as the Company may designate by notice to the Holder (the "Company Office"), and to pay interest computed from October 6, 1997 (the "Issue Date") at the fixed rate of six and one-half (6.50%) percent per annum payable annually on each anniversary of the Issue Date, until payment of the principal amount of this Debenture has been made.

         Payments of principal and the final payment of interest on this Debenture will be made at the Company Office. All other payments of interest shall be made by check mailed to the Holder at the address which shall appear on the Register (as defined below).

         1. HOLDER DEEMED OWNER. The Company shall cause to be kept at the Company Office a register in which the Company shall provide for the registration of transfers of this Debenture (the "Register"). The Company may treat the person in whose name the Debenture is registered as the absolute owner thereof for all purposes, whether or not the Debenture is overdue, and the Company shall not be affected by notice to the contrary.

         2. TRANSFERABILITY. This Debenture is transferable by the Holder only on the Register of the Company, upon surrender of the Debenture for transfer at the Company Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder or such Holder's attorney duly authorized in writing, and thereupon a new Debenture, for the same aggregate principal amount, will be issued to the designated transferee. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

NEITHER THIS CONVERTIBLE SUBORDINATED DEBENTURE NOR THE SHARES OF COMMON STOCK WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. UCI MEDICAL AFFILIATES, INC. (THE "COMPANY") WILL TRANSFER SUCH SECURITIES ONLY UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

         3. SUBORDINATION. The rights of the Holder of this Debenture to receive payment of any principal or interest hereon is subject and subordinate to the prior payment of the principal of, (and premium, if any) and the interest on, all other indebtedness of the Company, whether now outstanding or subsequently incurred, whether secured or unsecured, and any deferrals, renewals or extensions of such indebtedness or any debentures, bonds or notes evidencing such indebtedness (the "Senior Indebtedness"). Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, or in the event this Debenture is declared due and payable upon the occurrence of a default as defined in this Debenture, then no amount shall be paid by the Company with respect to principal and interest hereon unless and until the principal of, and interest on, all Senior Indebtedness then outstanding is paid in full.


         4. CONVERSION. Subject to the provisions hereof, the Holder shall have the right, at its sole option, at any


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time after the date hereof and on or before the maturity date of the Debenture to convert the outstanding principal amount of this Debenture in whole but not in part into fully paid and nonassessable shares of common stock, $0.05 par value per share (the "Common Stock"), of the Company at the price of Three and 20/100 ($3.20) Dollars of principal per share (the "Conversion Price") or, in the event the Conversion Price has been adjusted as hereinafter provided, then at the Conversion Price as last adjusted.

         To convert this Debenture, the Holder shall surrender this Debenture to the Company at the Company Office duly endorsed for conversion, or accompanied by written notice to the Company stating that the Holder elects to convert the Debenture (the "Notice of Conversion"). The conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the Company shall have received the Debenture so endorsed or accompanied by such notice and at such time the rights of the Holder as to the Debenture shall cease and the Holder shall become the holder of record of the shares of Common Stock being issued upon such conversion. As promptly as practicable thereafter the Company shall issue, at its expense, and shall deliver or cause to be delivered to the Holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion. Also, immediately upon conversion, the Company shall pay to the Holder the accrued and unpaid interest on the amount of principal so converted. No fractional shares of Common Stock shall be issued upon the conversion of the Debenture. In lieu of issuing a fractional share, the Company shall pay a cash adjustment equal to the Conversion Price of such fractional share.

         The Company shall at all times reserve and keep available out of its authorized Common Stock that number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the entire unpaid principal amount of this Debenture. All Common Stock which is delivered upon conversion shall be validly issued, fully paid and nonassessable and free and clear of all liens, pledges, security interests and encumbrances of any kind.

         No payment or adjustment shall be made by or on behalf of the Company on the Common Stock issued upon conversion on account of any cash dividends which were declared for payment to the holders of Common Stock of record as of a date prior to the Conversion Date. The Holder shall have no right to receive notice of or to vote as a stockholder at meetings of the Company's stockholders.

         Notwithstanding anything herein to the contrary, if the Company shall be a party to any transaction which involves any consolidation or merger of the Company with another corporation, which corporation does not control, is not controlled by or is not under common control with the Company, and which transaction is effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or other assets with respect to or in exchange for Common Stock, then the right to convert this Debenture shall terminate at the close of business on the date as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such consolidation, merger or sale or, if later, twenty (20) days following written notice of such event to the Holder.

         If after the date hereof the Company (a) pays a dividend or makes a distribution in shares of Common Stock, (b) subdivides its outstanding shares of Common Stock into a greater number of shares, (c) combines its outstanding shares of Common Stock into a smaller number of shares or (d) reclassifies or recapitalizes its Common Stock or any other shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder may receive the number of shares of capital stock to which such Holder would have been entitled upon such action if such Holder had converted the entire principal amount of the Debenture immediately prior thereto. Any such adjustment shall become effective immediately after the record date for the determination of owners of Common Stock entitled thereto in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Price is adjusted, as provided herein, the Company promptly shall give written notice of such adjustment to the Holder, at the Holder's last address appearing in the Register.

         5. REDEMPTION. This Debenture may be redeemed at any time prior to maturity in whole but not in part at the option of the Company, at the Company Office, upon the notice referred to below and given as provided herein (the "Notice of Redemption"), at the following redemption prices (expressed in percentages of the principal amount of this Debenture) together with accrued interest to the date of redemption:

DATE OF REDEMPTION                                                               PERCENTAGE OF PRINCIPAL AMOUNT
---------------------                                                           --------------------------------

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
October 6, 1997, through April 5, 1998                                                               108.5


April 6, 1998 through October 5, 1998                                                                108


October 6, 1998 through April 5, 1999                                                                107.5


April 6, 1999 through October 5, 1999                                                                107


October 6, 1999 through April 5, 2000                                                                106.5


April 6, 2000 through October 5, 2000                                                                106


October 6, 2000 through  April 5, 2001                                                               105.5


April 6, 2001 through October 5, 2001                                                                105


October 6, 2001 through April 5, 2002                                                                104.5



April 6, 2002 through October 5, 2002                                                                104



         Where Notice of Conversion precedes Notice of Redemption, the Company's redemption rights do not apply. Conversely, where Notice of Redemption precedes Notice of Conversion, the Holder's conversion right does not apply. If Notice of Conversion and Notice of Redemption are deemed given on the same day, then Notice of Redemption will be considered to have been first given for purposes of this Debenture.

         Notice of Redemption to the Holder of this Debenture shall be given by the Company not later than the 30th day, and not earlier than the 60th day, before the date fixed for redemption to the Holder at the address of the Holder as set forth in the Register. The Company shall have the right to revoke Notice of Redemption upon notice of such revocation to the Holder at the address of the Holder as set forth in the Register given by the Company not later than the 5th day before the date fixed for redemption by the Notice of Redemption.

         6. DEFAULT. An "Event of Default" or "Default" shall mean, whenever such terms are used in this Debenture, any one or more of the following events:

          (a) The Company fails to pay any interest on this Debenture when it is due and payable, and the failure continues for a period of five (5) days after notice of non-payment is delivered to the Company by the Holder;

          (b)              The Company fails to pay the principal
                           of this Debenture at its maturity;

          (c) The Company commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect; or the Company is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or the Company petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of the Company or for all or substantially all of its property or assets; or the Company makes an assignment for the benefit of its creditors; or the Company admits in writing its

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                           inability to pay its debts as they mature; or

          (d) There is commenced against the Company any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of ninety
                           (90) days or the Company by any act indicates its consent to, approval of, or acquiescence in, the proceeding; or a receiver or trustee is appointed for the Company or for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for a period of ninety (90) days; or a warrant of attachment, execution or similar process is issued against any substantial part of the property or assets of the Company, and the warrant or similar process is not dismissed or bonded within ninety (90) days after the levy.

         If an Event of Default shall have occurred and be continuing, the entire amount of this Debenture plus all accrued interest shall be due and payable immediately at the election of the Holder. It is further agreed that the acceptance after maturity of any payment or payments shall not constitute a waiver of the right of the Holder to demand payment in full of any unpaid balance. The Holder may exercise this option to accelerate during any Event of Default regardless of any prior forbearance. If suit is brought to collect this Debenture, the Holder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney's fees.

         No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The Holder shall be under no duty to exercise any or all of the rights and remedies given by this Debenture, and the Company shall not be discharged from its obligations or undertaking hereunder (a) should the Holder release or agree not to sue any person against whom the Company has, to the knowledge of the Holder, a right of recourse or (b) should the Holder agree to suspend its right to enforce this Debenture or otherwise discharge such person.

         The Company expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Debenture. No recourse shall be had for the payment of the principal of, or interest on, this Debenture or for any claim based hereon, or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issuance hereof.

         7. NOTICES. All notices and other communications provided for herein shall be in writing, signed by the sender or an authorized representative of the sender, and addressed to the receiver as follows: if to the Company, at the Company Office; and if to the Holder, at the address of the Holder as set forth in the Register. Any notice or other communication hereunder shall be deemed given and effective upon the first to occur of the following: (i) upon delivery by hand to the receiver at the receiver's notice address, or (ii) upon being deposited in the U.S. Mail, certified, with return receipt requested, directed to the receiver's notice address.

         8. MISCELLANEOUS. This Debenture shall be enforced, governed and construed in all respects in accordance with the laws of the State of South Carolina. In case any one or more of the provisions contained in this Debenture should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Debenture constitutes the entire agreement of the Company respecting the subject matter hereof and shall not be modified or amended except by written instrument signed by both parties hereto. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to be used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. The section and paragraph headings contained in this Debenture are for reference purposes only and shall not affect in any way the meaning or interpretation of this Debenture. Terms such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Debenture in its entirety and all references to "Paragraphs", "Sections", and similar cross references shall refer to specified portions of this Debenture, unless the context clearly requires otherwise. This Debenture shall be binding upon the Company, the Holder, and their respective assigns; and shall inure to the benefit of the Company and its successors and permitted assigns, and the Holder and its permitted successors and assigns.

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         IN WITNESS WHEREOF, the Company has signed and sealed this Convertible
Subordinated Debenture as of this 6th day of October, 1997.

                             UCI MEDICAL AFFILIATES, INC.
ATTEST:


 /s/ Jerry F. Wells          By:    /s/ M. F. McFarland
--------------------               ------------------------------------------
Its:  Secretary             Its:        President and Chief Executive Officer
(Corporate Seal)
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